Exhibit 4.4

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of June 28, 2023 (“Effective Date”), is by and among Diebold Nixdorf, Incorporated (the “Company”), an Ohio corporation, Computershare Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Successor Trustee”), and U.S. Bank Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America, in its various capacities, described below, as trustee and agent under each of the Indentures, Warrant Agreement, and Unit Agreement (each as defined below) (the “Resigning Trustee,” each of the Resigning Trustee and the Successor Trustee, a “Trustee” and the Resigning Trustee together with the Company and the Successor Trustee, the “Parties”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indentures (as defined below).

RECITALS

WHEREAS, pursuant to the Senior Secured PIK Toggle Notes Indenture, dated as of December 29, 2022 (as amended by the First Supplemental Indenture, dated as of May 31, 2023, the “2L Indenture”), by and among the Company, the guarantors party thereto, the Resigning Trustee, and GLAS Americas LLC, as notes collateral agent under the 2L Indenture, the Company issued its 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 in the principal amount of $333,616,814 (the “2L Notes”);

WHEREAS, pursuant to the Warrant Agreement, dated as of December 29, 2022, between the Company and the Resigning Trustee (as amended, the “Warrant Agreement”), the Resigning Trustee acts as agent (the “Warrant Agent”) with respect to warrants (the “Warrants”) to purchase common shares of the Company;

WHEREAS, pursuant to the Unit Agreement, dated as of December 29, 2022, between the Company and the Resigning Trustee (as amended, the “Unit Agreement”), the Resigning Trustee acts as unit trustee (the “Unit Trustee”) for units (the “Units”) consisting of the 2L Notes and the Warrants;

WHEREAS, pursuant to the Senior Notes Indenture, dated as of April 19, 2016 (as amended, the “Unsecured Notes Indenture” and, together with the 2L Indenture, the “Indentures”), by and among the Company, the guarantors party thereto, and the Resigning Trustee, the Company issued its 8.50% Senior Notes due 2024 in the initial principal amount of $400,000,000 (the “Unsecured Notes” and, together with the 2L Notes, the “Notes”);

WHEREAS, under each of the Indentures the Company appointed the Resigning Trustee as Trustee, Registrar, and Paying Agent with respect to the Notes and as Custodian with respect to the Global Notes;

WHEREAS, on June 1, 2023 (the “Petition Date”), the Company and certain of its subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Cases”), which constitutes an Event of Default under each of the Indentures;

Exhibit 4.4

WHEREAS, Section 7.09 of the 2L Indenture and Section 7.08 of the Unsecured Notes Indenture provide that the Trustee may at any time resign by giving written notice of such resignation to the Company; Section 5.06(b) of the Warrant Agreement and Section 5.07(b) of the Unit Agreement provide that the Warrant Agent and Unit Trustee, respectively, may at any time resign by giving written notice of such resignation to the Company; and Section 2.03 of each of the Indentures provides that the Company may change the Paying Agent and the Registrar without notice to holders of the Notes;

WHEREAS, Section 7.09 of the 2L Indenture and Section 7.08 of the Unsecured Notes Indenture provide that any successor Trustee appointed in accordance with each of the respective Indentures shall deliver a written acceptance of its appointment to its predecessor Trustee and to the Company, and thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under the respective Indenture, and the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 of each of the Indentures;

WHEREAS, Section 5.06(d) of the Warrant Agreement provides that any successor Warrant Agent appointed in accordance with the Warrant Agreement shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent;

WHEREAS, Section 5.08(a) of the Unit Agreement provides that any successor Units Trustee appointed in accordance with the Unit Agreement shall execute, acknowledge and deliver to the Company and to the retiring Units Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Units Trustee shall become effective and such successor Units Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Units Trustee, with like effect as if originally named as Units Trustee;

WHEREAS, the Resigning Trustee desires to resign as (i) Trustee, Registrar, and Paying Agent under each of the Indentures with respect to the Notes, (ii) Custodian under each of the Indentures with respect to the Global Notes, (iii) Warrant Agent under the Warrant Agreement, and (iv) Unit Trustee under the Unit Agreement (such capacities listed in the preceding clauses (i)-(iv), the “Trustee/Agent Capacities”), and the Company desires to appoint the Successor Trustee to succeed the Resigning Trustee in the Trustee/Agent Capacities; and

WHEREAS, the Successor Trustee is willing to accept the appointment of the Trustee/Agent Capacities;

NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Exhibit 4.4

1.Acceptance of Resignation of Resigning Trustee; Appointment of Successor Trustee. The Resigning Trustee hereby resigns the Trustee/Agent Capacities. The Company accepts the resignation of the Resigning Trustee of the Trustee/Agent Capacities, and hereby appoints the Successor Trustee in the Trustee/Agent Capacities. The Company hereby acknowledges that, as of the Effective Date, the Successor Trustee shall be the (i) Trustee under each of the Indentures and shall hold all rights, powers, duties and obligations which the Resigning Trustee now holds as Trustee under and by virtue of each of the Indentures, (ii) Warrant Agent under the Warrant Agreement and shall hold all rights, powers, duties and obligations which the Resigning Trustee now holds as Warrant Agent under and by virtue of the Warrant Agreement, and (iii) Unit Trustee under the Unit Agreement and shall hold all rights, powers, duties and obligations which the Resigning Trustee now holds as Unit Trustee under and by virtue of the Unit Agreement. The Company shall execute and deliver such further instruments and documents and shall take such other actions and do such other things as may be reasonably necessary or as the Resigning Trustee or the Successor Trustee may reasonably require so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee for each of the Indentures, the Warrant Agreement, and the Unit Agreement. Notwithstanding the foregoing, the Company and the Successor Trustee each acknowledges and agrees that the Successor Trustee shall take no actions in connection with either the Warrant Agreement or Unit Agreement while the Chapter 11 Cases are ongoing. In accordance with Section 7.09 of the 2L Indenture and Section 7.08 of the Unsecured Notes Indenture, the Company hereby directs the Successor Trustee to deliver to holders of the Notes notices of the Resigning Trustee’s resignation as Trustee and the Successor Trustee’s acceptance of its appointment as Trustee for each of the Indentures, in the forms annexed hereto as Exhibit A.

2.Company Representations and Warranties. The Company hereby represents and warrants to the Resigning Trustee and the Successor Trustee that:

a.It is duly organized and validly existing; and that it is and the officers of the Company who are signing this Instrument are duly authorized on behalf of the Company to: (i) accept the Resigning Trustee’s resignation of the Trustee/Agent Capacities; (ii) appoint the Successor Trustee in the Trustee/Agent Capacities; and (iii) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee in the Trustee/Agent Capacities;

b.It has duly authorized the execution and delivery of this Instrument and this Instrument constitutes its legal, valid and binding obligation;

c.Each of the Indentures, Warrant Agreement, and Unit Agreement was validly and lawfully executed and delivered by the Company and is in full force and effect, and the Notes, Warrants, and Units were validly issued by the Company;

d.Each of the Indentures, Warrant Agreement, and Unit Agreement, and the Notes, Warrants, and Units are binding obligations of the Company, as applicable, as set forth in each of the Indentures, Warrant Agreement, and Unit Agreement provided

Exhibit 4.4

that enforcement of such obligations is subject to the Bankruptcy Code so long as the Bankruptcy Cases are pending;

e.No covenant or condition contained in any of the Indentures, Warrant Agreement, or Unit Agreement has been waived by the Resigning Trustee or, to the knowledge of the responsible officer of the Company who is signing this Instrument, by the holders of the percentage in aggregate principal amount of Notes, Warrant, or Units required by the respective Indenture, Warrant Agreement, or Unit Agreement to effect any such waiver except for waivers made in connection with supplements or amendments to any of the Indentures, Warrant Agreement, or Unit Agreement that were delivered to the Resigning Trustee prior to the Petition Date;

f.To the best of the knowledge of the responsible officer of the Company who is signing this Instrument, there is no action, suit or proceeding pending or threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee in the Trustee/Agent Capacities;

g.To the best of the knowledge of the responsible officer of the Company who is signing this Instrument, there is no action, suit or proceeding pending or threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee in the Trustee/Agent Capacities;

h.There have been no other written supplements, amendments or waivers to the Indentures, Warrant Agreement, Unit Agreement, or any related documents other than such supplements, amendments and waivers described in Exhibit B hereto;

i.There have been no other written supplements, amendments or waivers to the Indentures, Warrant Agreement, Unit Agreement, or any related documents other than such supplements, amendments and waivers described in Exhibit B hereto;

j.This Instrument constitutes the written acceptance by the Company of appointment of the Successor Trustee to the Trustee/Agent Capacities, as required by Section 7.09 of the 2L Indenture, Section 7.08 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.08 of the Unit Agreement.

3.Resigning Trustee Representations and Warranties and Covenants. The Resigning Trustee hereby represents and warrants and covenants to the Successor Trustee and the Company that:

a.The execution and delivery of this Instrument has been duly authorized by the Resigning Trustee, and this Instrument constitutes the legal, valid, binding and enforceable obligation of the Resigning Trustee.

Exhibit 4.4

b.To the best of the knowledge of the responsible officer of the Resigning Trustee who is signing this Instrument, no covenant or condition contained in any of the Indentures, Warrant Agreement, or Unit Agreement has been waived by the Resigning Trustee or by the holders of the percentage in aggregate principal amount of Notes, Warrants, or Units required by the Indentures, Warrant Agreement, or Unit Agreement to effect any such waiver except for waivers made in connection with supplements or amendments to any of the Indentures, Warrant Agreement, or Unit Agreement that were delivered to the Resigning Trustee prior to the Petition Date;

c.There is no action, suit or proceeding pending or, to the best of the knowledge of the responsible officer of the Resigning Trustee who is signing this Instrument, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee in the Trustee/Agent Capacities;

d.The Resigning Trustee shall deliver to Successor Trustee, as of or immediately after the Effective Date, to the extent available to the Resigning Trustee, all of the documents listed in Exhibit B hereto and will provide the Successor Trustee with any reasonably requested non-confidential written information in its possession and that is reasonably available;

e.The Resigning Trustee shall promptly transfer all property held by it as Trustee, Warrant Agent or Unit Trustee to the Successor Trustee, subject to the lien provided for in Section 7.07 of each of the Indentures or under the Warrant Agreement or Unit Agreement;

f.The execution and delivery of this Instrument has been duly authorized by the Resigning Trustee, and this Instrument constitutes the legal, valid, binding and enforceable obligation of the Resigning Trustee; and

g.This Instrument constitutes (i) the notice of resignation from the Resigning Trustee to the Company required by Section 7.09 of the 2L Indenture, Section 7.08 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.07 of the Unit Agreement; and (ii) the written acceptance of appointment by the Successor Trustee to the Resigning Trustee as required by Section 7.09 of the 2L Indenture, Section 7.08 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.08 of the Unit Agreement.

4.Successor Trustee Representation and Warranties.

a.The Successor Trustee represents and warrants to the Resigning Trustee and the Company that it is eligible to serve as Trustee under Section 7.11 of the 2L Indenture, Section 7.10 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.06 of the Unit Agreement;

b.The Successor Trustee represents and warrants to the Resigning Trustee and the Company that it is eligible to serve as Trustee under Section 7.11 of the 2L

Exhibit 4.4

Indenture, Section 7.10 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.06 of the Unit Agreement;

c.This Instrument constitutes (i) the notice of resignation from the Resigning Trustee to the Company required by Section 7.09 of the 2L Indenture, Section 7.08 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.07 of the Unit Agreement; and (ii) the written acceptance of appointment by the Successor Trustee to the Resigning Trustee as required by Section 7.09 of the 2L Indenture, Section 7.08 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.08 of the Unit Agreement.

5.Assignment by Resigning Trustee. Effective on the Effective Date, the Resigning Trustee hereby assigns, transfers, delivers and conveys to the Successor Trustee, in the Trustee/Agent Capacities, all rights, powers, duties and obligations which the Resigning Trustee now holds under and by virtue of each of the Indentures, Warrant Agreement, and Unit Agreement (other than any rights which survive the resignation of the Resigning Trustee), and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of each of the Indentures, Warrant Agreement, and Unit Agreement. Execution of this Instrument by the Successor Trustee, the Resigning Trustee and the Company shall constitute delivery of written notice of resignation from the Resigning Trustee to the Company required by Section 7.09 of the 2L Indenture, Section 7.08 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.07 of the Unit Agreement. Execution of this Instrument by the Company shall constitute waiver of (i) written notice of not less than 30 days for the resignation of the Resigning Trustee required by Section 7.09 of the 2L Indenture and Section 7.08 of the Unsecured Notes Indenture and (ii) written notice of not less than 60 days for the resignation of the Resigning Trustee required by Section 5.06 of the Warrant Agreement, and Section 5.07 of the Unit Agreement.

6.Acceptance by Successor Trustee. The Successor Trustee hereby accepts its appointment of the Trustee/Agent Capacities. Execution of this Instrument by the Successor Trustee, the Resigning Trustee and the Company shall constitute delivery of written acceptance of appointment of the Successor Trustee to the Resigning Trustee and to the Company pursuant to Section 7.09 of the 2L Indenture, Section 7.08 of the Unsecured Notes Indenture, Section 5.06 of the Warrant Agreement, and Section 5.08 of the Unit Agreement. The Successor Trustee shall assume the Trustee’s rights, powers, duties and obligations upon the terms and conditions set forth in the Indentures, Warrant Agreement, and Unit Agreement. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause notices to be sent in the forms annexed hereto as Exhibit A.

7.No Liability. The Successor Trustee shall have no liability or responsibility under or related to any of the Indentures, Warrant Agreement, Unit Agreement, or any other related transaction documents for any matters occurring prior to, or for any act or omission of the Resigning Trustee or any of its agents or any other Person under or related to any of the Indentures, Warrant Agreement, Unit Agreement, or other related transaction documents made prior to, the Effective Date of this Instrument. The Resigning Trustee shall have no liability or responsibility under or related to any of the Indentures, Warrant Agreement, Unit Agreement, or any other related transaction

Exhibit 4.4

documents for any matters occurring after, or for any act or omission of the Successor Trustee or any of its agents under or related to any of the Indentures, Warrant Agreement, Unit Agreement, or other related transaction documents made after, the Effective Date of this Instrument.

8.Additional Documentation and Actions. The Resigning Trustee, for the purposes of more fully and certainly vesting in the Successor Trustee the rights, powers, duties and obligations hereby assigned, transferred, delivered and conveyed, agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments and documents and to take such other actions and do such other things as may reasonably be required by the Successor Trustee in regard to the Indentures, Warrant Agreement, or Unit Agreement so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, powers, duties and obligations hereby assigned, transferred, delivered and confirmed to the Successor Trustee for the applicable Indenture, Warrant Agreement, and Unit Agreement.

9.Resigning Trustee’s Lien and Payment of Fees, Expenses and Indemnification. Notwithstanding this Instrument and the resignation of the Resigning Trustee, the Resigning Trustee shall retain all rights and entitlements relating to its services in the Trustee/Agent Capacities arising or accruing on or before the Effective Date, including without limitation, all entitlements to the payment of its fees and reimbursement of its expenses required by the Indentures, Warrant Agreement, or Unit Agreement, regardless of when such amounts become payable or are paid. In the event and to the extent the Successor Trustee shall exercise any lien upon the distributions to holders of the Notes for any reason at a time when the Resigning Trustee has not been fully paid, it shall do so for both its own fees and expenses and the outstanding fees and expenses of the Resigning Trustee, incurred in connection with its services in the Trustee/Agent Capacities and as permitted under the Indentures, Warrant Agreement, or Unit Agreement prior to the Effective Date. The Successor Trustee shall promptly pay over a pro rata portion of any and all such proceeds to the Resigning Trustee when and as received up to the amount then due the Resigning Trustee to the extent not directly received from the Company.

10.Choice of Laws; Waiver of Jury Trial; Submission to Jurisdiction. This Instrument shall be governed by the laws of the State of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT.

11.Counterparts. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all counterparts shall constitute but one Instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like importance in or relating to this Instrument or any document to be signed in connection with this Instrument shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as

Exhibit 4.4

the case may be, and the Parties consent to conduct the transactions contemplated hereunder by electronic means.

12.Severability. The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

13.Miscellaneous. Nothing in this Instrument is intended to be a post-petition assumption of the Indenture.

14.Patriot Act. The Company acknowledges that, in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for purposes of this Section 14, “Applicable Law”), the Successor Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Successor Trustee. The Company agrees that they will provide the Successor Trustee with such information and documentation as it may reasonably request in order for the Successor Trustee to satisfy the requirements of the Applicable Law.

15.Notices. All notices, whether faxed, mailed or sent by electronic mail in pdf format, will be deemed received in accordance with the Indenture to the following:

TO THE RESIGNING TRUSTEE:

U.S. Bank Trust Company, National Association
1350 Euclid Avenue, Suite 1100
Cleveland, Ohio 44115
CN-OH-RN11
Attn: David A. Schlabach
Email: david.schlabach@usbank.com

With a copy to (which shall not constitute notice):

Greenberg Traurig, LLP
90 South Seventh Street
Suite 3500
Minneapolis, MN 55402
Attn: Eric Howe
Email: howee@gtlaw.com

TO THE SUCCESSOR TRUSTEE:

Computershare Trust Company, National Association
Corporate Trust Services
9062 Old Annapolis Road
Columbia, Maryland 21045
MAC R1204-010

Exhibit 4.4

Attn: [_]

With a copy to:
Pryor Cashman LLP 7 Times Square
New York, New York 10036 Attention: Seth Lieberman
Email: slieberman@pryorcashman.com

TO THE COMPANY:

Diebold Nixdorf, Incorporated
50 Executive Pkwy
Hudson, Ohio 44236
Attention: Jonathan Leiken
Email:jonathan.leiken@dieboldnixdorf.com

With a copy to:

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 4411
Attention: Michael Solecki
Email: mjsolecki@jonesday.com

and

Jones Day
90 South Seventh Street, Suite 4950
Minneapolis, Minnesota 55402
Attention: Brad Brasser
Email: bcbrasser@jonesday.com

16.Effectiveness. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the Effective Date, upon the execution and delivery hereof by each of the Parties; provided, that the resignation of the Resigning Trustee as Registrar and Paying Agent under each of the Indentures with respect to the Notes and as Custodian under each of the Indentures with respect to the Global Notes, and the appointment of the Successor Trustee as Registrar and Paying Agent under each of the Indentures with respect to the Notes and as Custodian under each of the Indentures with respect to the Global Notes shall be effective 10 Business Days after the Effective Date.

17.Corporate Trust Office. References in the Indentures to the “Corporate Trust Office” or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at 9062 Old Annapolis Road, Columbia, Maryland 21045.

Exhibit 4.4

IN WITNESS WHEREOF, the parties hereto have executed this Instrument as of the date set forth above.

Diebold Nixdorf, Incorporated

By:
Name:
Its:

Computershare Trust Company, NA, as Successor Trustee

By:
Name:
Its:

U.S. Bank Trust Company, National Association, as Resigning Trustee

By:
Name:
Its:

Exhibit 4.4

EXHIBIT A

[COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION LETTERHEAD]

NOTICE

To the Holders of
Diebold Nixdorf, Incorporated (the “Company”)
8.50%/12.50% Senior Secured PIK Toggle Notes due 2026

CUSIP Numbers1: ____________

THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL HOLDERS OF THE SUBJECT SECURITIES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE SECURITIES IN A TIMELY MANNER.

NOTICE IS HEREBY GIVEN, pursuant to Section 7.08 of the Indenture, dated as of December 29, 2022 (as amended and supplemented by a First Supplemental Indenture dated as of May 31, 2023, the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee, that U.S. Bank Trust Company, National Association has resigned as trustee, registrar and paying agent under the Indenture.

Pursuant to Section 7.08 of the Indenture, Computershare Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as trustee, registrar and paying agent under the Indenture. [The address of the designated corporate trust office of the successor trustee is 9062 Old Annapolis Road, Columbia, Maryland 21045].

The resignation of U.S. Bank Trust Company, National Association as trustee, and the appointment of Computershare Trust Company, National Association as successor trustee, were effective as of June [ ], 2023, and the resignation of U.S. Bank Trust Company, National Association as registrar and paying agent, and the appointment of Computershare Trust Company, National Association as successor registrar and paying agent, were effective as of the close of business on [insert date that is the tenth business day after the Effective Date].

Dated:
__________ ___, 2023.
COMPUTERSHARE TRUST COMPANY, NATIONAL
ASSOCIATION,
as successor Trustee

Exhibit 4.4

[COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION LETTERHEAD]

NOTICE

To the Holders of
Diebold Nixdorf, Incorporated (the “Company”)
8.50% Senior Notes due 2024

CUSIP Numbers2: ____________

THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL HOLDERS OF THE SUBJECT SECURITIES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE SECURITIES IN A TIMELY MANNER.

NOTICE IS HEREBY GIVEN, pursuant to Section 7.08 of the Indenture, dated as of April 19, 2016 (as amended, the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee, that U.S. Bank Trust Company, National Association has resigned as trustee, registrar and paying agent under the Indenture.

Pursuant to Section 7.08 of the Indenture, Computershare Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America, has accepted appointment as trustee, registrar and paying agent under the Indenture. [The address of the designated corporate trust office of the successor trustee is 9062 Old Annapolis Road, Columbia, Maryland 21045].

The resignation of U.S. Bank Trust Company, National Association as trustee, and the appointment of Computershare Trust Company, National Association as successor trustee, were effective as of June [ ], 2023, and the resignation of U.S. Bank Trust Company, National Association as registrar and paying agent, and the appointment of Computershare Trust Company, National Association as successor registrar and paying agent, were effective as of the close of business on [insert date that is the tenth business day after the Effective Date].

Dated:
__________ ___, 2023.
COMPUTERSHARE TRUST COMPANY, NATIONAL
ASSOCIATION,
as successor Trustee

Exhibit 4.4

EXHIBIT B

To the extent available, documents to be delivered by the Resigning Trustee to the Successor Trustee as to the Indenture:

1.Executed copy of each of the Indentures, Warrant Agreement, and Unit Agreement.

2.Executed copy of the following supplemental indentures or amendments:

a.First Supplemental Indenture, dated as of May 31, 2023, by and among Diebold Nixdorf, Incorporated, the Guarantors party thereto, U.S. Bank Trust Company, National Association, and GLAS Americas LLC
b.First Supplemental Indenture, dated as of November 29, 2018, among Diebold Nixdorf, Incorporated, Griffin Technology Incorporated, Pioneer Systems, Inc., York Safe & Lock Company, and U.S. Bank National Association
c.Second Supplemental Indenture, dated as of February 20, 2019, among Diebold Nixdorf, Incorporated, Diebold Nixdorf Global Holding B.V., and U.S. Bank National Association
d.Third Supplemental Indenture, dated as of July 20, 2020, among Diebold Nixdorf, Incorporated, Diebold Nixdorf Dutch Holding B.V., and U.S. Bank National Association
e.Fourth Supplemental Indenture, dated as of December 23, 2022, among Diebold Nixdorf, Incorporated, the Guarantors party thereto, and U.S. Bank Trust Company, National Association
f.Fifth Supplemental Indenture, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, the Guarantors party thereto, and U.S. Bank Trust Company, National Association

3.Executed copies of all Notes issued under the Indentures.

4.Copy of the most recent compliance certificate, if any, delivered pursuant to the Indentures.

5.Copies of the most recent SEC reports, if any, delivered by the Company as required under the Indentures.

6.Copies of any official notices, if any, sent by the Resigning Trustee as Trustee to all the holders of the Notes issued under the Indentures to the extent reasonably available.

7.Copies of letters of direction from the holders of the Notes.